Exhibit 99.1

ChannelAdvisor Reports First Quarter 2022 Results;
Achieves Record Subscription Revenue
Subscription revenue increased 17% year-over-year
Brands subscription revenue increased 36% year-over-year
Adjusted EBITDA exceeds guidance

Research Triangle Park, NC - May 6, 2022 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable brands and retailers to increase global sales, today reported financial results for the quarter ended March 31, 2022.

First Quarter 2022 Highlights
GAAP
• Total revenue of $42.3 million was at the high-end of the guidance range
• Subscription revenue increased 17% year-over-year
• Brands revenue increased 32% year-over-year
• Brands subscription revenue growth of 36% year-over-year and represented a record 49% of total subscription revenue
• Cash and cash equivalents were $106.9 million, an increase of $24.5 million since March 31, 2021 and an increase of $6.3 million since December 31, 2021

Non-GAAP
•Adjusted EBITDA of $8.2 million and adjusted EBITDA margin of 19% exceeded the high-end of the guidance range
•Free cash flow for the three months ended March 31, 2022 of $6.0 million, or $0.19 per diluted share based on 31.7 million diluted weighted average shares outstanding

“We once again delivered strong financial results in Q1, with revenue that reached the high-end of our guidance range and adjusted EBITDA that exceeded the high-end of our guidance range,” said David Spitz, ChannelAdvisor’s chief executive officer. “Subscription revenue performed particularly well, increasing 17% year-over-year. This is a direct result of our brands-focused strategy coupled with solid execution, despite slowing e-commerce growth and a more challenging macro environment as we emerge from COVID. With over $100 million of cash, no debt, market leadership and a large opportunity in front of us, we remain excited about what the future holds for ChannelAdvisor.”
Recent Business Highlights
We've enhanced our position as a leading multi-channel commerce platform for brands through:
•Continued product innovation: ChannelAdvisor’s strategy is to go deep on key channels and enable clients to leverage native capabilities such as fulfillment and advertising. With the latest product release, ChannelAdvisor expands fulfillment support by providing sellers the ability to manage and automate their fulfillment operations across additional channels, including Bol.com and Wayfair. With these additional fulfillment integrations, sellers can deliver the best “on channel” consumer experience while maintaining flexibility over fulfillment options based on product

Exhibit 99.1
selection and inventory availability. On the advertising front, ChannelAdvisor recently established an API partnership with Criteo to expand retail media advertising opportunities for customers. These capabilities should be available mid-year. ChannelAdvisor also released Managed Services for Advertising on TikTok. TikTok is increasingly used by brands and retailers to reach new audiences.
•Continued channel expansion: ChannelAdvisor continues to reinforce its commitment to channel diversification to help brands and retailers reach more consumers worldwide. Adding 21 new integrations, ChannelAdvisor now supports over 340 channels. New channels added include Walmart Mexico, Spartoo in 17 new European locales, Linio in Mexico and Chile, and another 5 locales for AliExpress. The company also added two new first-party integrations with Douglas in Germany and Austria. ChannelAdvisor also made it easier for brands to automate the creation of high quality product content by adding support for Amazon Vendor Content in 12 new locales, bringing the total to 19 third-party and 21 first-party locales.

•Industry leadership: Achieved Premier Partner status in the Google Partners program again in 2022, joining a prestigious list that showcases the top 3% of Google Partners in the U.S. As a Premier Partner, ChannelAdvisor has access to the training and insights needed to help brands and retailers drive long-term growth and stay ahead of the fast-changing e-commerce landscape.

•New customers: ChannelAdvisor recently added notable new customers Perry Ellis, Interparfums and Ste. Michelle Wine, and strategic partner Saks. In terms of growing our business with existing customers, our account managers collaborated with our sales team to sign expansions with customers like Lacoste, Epson and Wolverine Worldwide.
Financial Outlook
Based on the information available as of today, ChannelAdvisor is issuing guidance for its second quarter and full year 2022.

(in millions, except percentages)	Q2 2022	FY 2022
Revenue	$42.5 - $43.0	$177.0 - $180.0
Y/Y Growth	2% - 4%	6% - 7%
Adjusted EBITDA	$7.2 - $7.6	$37.0 - $39.0
As a Percentage of Revenue (at the midpoint)	17%	21%
Stock-based Compensation Expense	$3.4 - $3.8	$12.8 - $13.8
Weighted Average Shares Outstanding	31.8	32.0

Refer to the "Adjusted EBITDA Guidance Reconciliation" table included with the financial tables at the end of this release for the reconciliation to the most comparable GAAP financial measure.

Exhibit 99.1
Conference Call Information

What:	ChannelAdvisor First Quarter 2022 Financial Results Conference Call
When:	Friday, May 6, 2022
Time:	8:00 a.m. ET
Live Call:	(855) 638-4821, Passcode 8006946, Toll Free
(704) 288-0612, Passcode 8006946, Toll
Webcast:	http://ir.channeladvisor.com (live and replay)
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted EBITDA and adjusted EBITDA margin and free cash flow and free cash flow per diluted share. We also may provide information regarding non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations and non-GAAP operating margin. Adjusted EBITDA and adjusted EBITDA margin exclude depreciation, amortization, income tax expense, net interest expense, and stock-based compensation expense. For 2022 only, adjusted EBITDA excludes lease abandonment and related costs. For 2021 only, adjusted EBITDA excludes the change in fair value of acquisition-related contingent consideration (which increased GAAP operating income). Adjusted EBITDA margin is equal to adjusted EBITDA divided by GAAP revenue. Free cash flow is cash flow from operations, reduced by purchases of property and equipment and payment of capitalized software development costs. Non-GAAP gross profit, non-GAAP gross margin and non-GAAP operating expenses exclude stock-based compensation expense and the other items excluded from adjusted EBITDA described above, as applicable. Non-GAAP gross margin is equal to non-GAAP gross profit divided by GAAP revenue. Non-GAAP operating margin is equal to non-GAAP income from operations divided by GAAP revenue.
ChannelAdvisor believes that these non-GAAP financial measures provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading multichannel commerce platform whose mission is to connect and optimize the world’s commerce. For over two decades, ChannelAdvisor has helped brands and retailers worldwide improve their online performance by expanding sales channels, connecting with

Exhibit 99.1
consumers across the entire buying cycle, optimizing their operations for peak performance, and providing actionable analytics to improve competitiveness. Thousands of customers depend on ChannelAdvisor to securely power their e-commerce operations on channels such as Amazon, eBay, Facebook, Google, Walmart, and hundreds more. For more information, visit www.channeladvisor.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance for the second quarter and full year 2022, expectations regarding availability of product enhancements, and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2021 and its Quarterly Report on Form 10-Q that will be filed for the quarter ended March 31, 2022, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact of the COVID-19 pandemic on global economic conditions and on our revenues and financial performance; our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our international operations; our ability to align our expenses with revenue; and risks related to security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.
###

Investor Contact:
Raiford Garrabrant
ChannelAdvisor Corporation
raiford.garrabrant@channeladvisor.com
919-228-4817

Media Contact:
Caroline Riddle
ChannelAdvisor Corporation
caroline.riddle@channeladvisor.com
919-439-8026

ChannelAdvisor Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$106,906	$100,567
Accounts receivable, net of allowance of $318 and $279 as of March 31, 2022 and December 31, 2021, respectively	26,951	28,886
Prepaid expenses and other current assets	14,745	15,497
Total current assets	148,602	144,950
Operating lease right of use assets	1,923	2,856
Property and equipment, net	8,168	7,682
Goodwill	29,762	30,042
Intangible assets, net	2,875	3,079
Deferred contract costs, net of current portion	18,562	17,951
Long-term deferred tax assets, net	31,460	32,616
Other assets	705	796
Total assets	$242,057	$239,972
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$746	$1,457
Accrued expenses	12,761	12,644
Deferred revenue	31,395	29,942
Other current liabilities	3,634	4,831
Total current liabilities	48,536	48,874
Long-term operating leases, net of current portion	832	1,182
Other long-term liabilities	1,407	1,718
Total liabilities	50,775	51,774
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 30,475,830 and 30,188,595 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	30	30
Additional paid-in capital	302,551	300,875
Accumulated other comprehensive loss	(2,653)	(2,237)
Accumulated deficit	(108,646)	(110,470)
Total stockholders' equity	191,282	188,198
Total liabilities and stockholders' equity	$242,057	$239,972

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenue	$42,297	$39,166
Cost of revenue (1) (2)	10,382	8,408
Gross profit	31,915	30,758
Operating expenses (1) (2):
Sales and marketing	15,946	14,632
Research and development	5,423	5,527
General and administrative	7,222	4,882
Total operating expenses	28,591	25,041
Income from operations	3,324	5,717
Other expense:
Interest expense	28	33
Other expense	35	130
Total other expense	63	163
Income before income taxes	3,261	5,554
Income tax expense	1,437	97
Net income	$1,824	$5,457
Net income per share:
Basic	$0.06	$0.19
Diluted	$0.06	$0.18
Weighted average common shares outstanding:
Basic	30,273,338	29,294,130
Diluted	31,656,555	31,138,533

(1) Includes stock-based compensation as follows:
Cost of revenue	$159	$232
Sales and marketing	822	820
Research and development	417	612
General and administrative	1,734	1,384
	$3,132	$3,048

(2) Includes depreciation and amortization as follows:
Cost of revenue	$1,143	$1,202
Sales and marketing	71	159
Research and development	31	63
General and administrative	225	408
	$1,470	$1,832

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net income	$1,824	$5,457
Adjustments to reconcile net income to cash and cash equivalents provided by operating activities:
Depreciation and amortization	1,470	1,832
Bad debt expense (recovery)	85	(4)
Stock-based compensation expense	3,132	3,048
Deferred income taxes	1,106	97
Other items, net	(302)	(1,536)
Changes in assets and liabilities:
Accounts receivable	1,660	(1,060)
Prepaid expenses and other assets	1,032	1,290
Deferred contract costs	(986)	(1,131)
Accounts payable and accrued expenses	(2,457)	(2,203)
Deferred revenue	1,354	2,589
Cash and cash equivalents provided by operating activities	7,918	8,379
Cash flows from investing activities
Purchases of property and equipment	(957)	(225)
Payment of software development costs	(939)	(749)
Cash and cash equivalents used in investing activities	(1,896)	(974)
Cash flows from financing activities
Repayment of finance leases	(4)	(4)
Proceeds from exercise of stock options	362	3,587
Payment of statutory tax withholding related to net-share settlement of restricted stock units	(75)	(66)
Cash and cash equivalents provided by financing activities	283	3,517
Effect of currency exchange rate changes on cash and cash equivalents	34	(83)
Net increase in cash and cash equivalents	6,339	10,839
Cash and cash equivalents, beginning of period	100,567	71,545
Cash and cash equivalents, end of period	$106,906	$82,384

Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin
(unaudited; dollars in thousands)
	Three Months Ended March 31,
	2022	2021
Revenue	$42,297	$39,166

Gross profit (GAAP)	$31,915	$30,758
Plus: Stock-based compensation expense included within cost of revenue	159	232
Gross profit (Non-GAAP)	$32,074	$30,990
Gross margin (GAAP)	75.5%	78.5%
Gross margin (Non-GAAP)	75.8%	79.1%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(unaudited; in thousands)
	Three Months Ended March 31,
	2022	2021
Operating expenses (GAAP)	$28,591	$25,041
Less: Stock-based compensation expense included within operating expenses	2,973	2,816
Less: Lease abandonment and related costs included within operating expenses	288	—
Plus: Contingent consideration fair value adjustment included within operating expenses	—	(1,313)
Operating expenses (Non-GAAP)	$25,330	$23,538

Reconciliation of GAAP Income from Operations and GAAP Operating Margin to Non-GAAP Income from Operations and Non-GAAP Operating Margin
(unaudited; dollars in thousands)
	Three Months Ended March 31,
	2022	2021
Revenue	$42,297	$39,166

Income from operations (GAAP)	$3,324	$5,717
Plus: Stock-based compensation expense	3,132	3,048
Plus: Lease abandonment and related costs	288	—
Less: Contingent consideration fair value adjustment	—	(1,313)
Income from operations (Non-GAAP)	$6,744	$7,452
Operating margin (GAAP)	7.9%	14.6%
Operating margin (Non-GAAP)	15.9%	19.0%

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(unaudited; in thousands)
	Three Months Ended March 31,
	2022	2021
Net income (GAAP)	$1,824	$5,457
Plus: Stock-based compensation expense	3,132	3,048
Plus: Lease abandonment and related costs	288	—
Less: Contingent consideration fair value adjustment	—	(1,313)
Net income (Non-GAAP)	$5,244	$7,192

Reconciliation of GAAP Net Income to Adjusted EBITDA
(unaudited; in thousands)
	Three Months Ended March 31,
	2022	2021
Net income (GAAP)	$1,824	$5,457
Adjustments:
Interest expense	28	33
Income tax expense	1,437	97
Depreciation and amortization expense	1,470	1,832
Total adjustments	2,935	1,962
EBITDA	4,759	7,419
Stock-based compensation expense	3,132	3,048
Lease abandonment and related costs	288	—
Contingent consideration fair value adjustment	—	(1,313)
Adjusted EBITDA	$8,179	$9,154

Free Cash Flow Reconciliation
(unaudited; in thousands except share and per share data)
	Three Months Ended March 31,
	2022	2021
Cash and cash equivalents provided by operating activities	$7,918	$8,379
Less: Purchases of property and equipment	(957)	(225)
Less: Payment of capitalized software development costs	(939)	(749)
Free cash flow	$6,022	$7,405

Diluted weighted average shares outstanding	31,656,555	31,138,533
Free cash flow per diluted share	$0.19	$0.24

Adjusted EBITDA Guidance Reconciliation
(unaudited; in millions)
	Second Quarter 2022		Full Year 2022
	Low	High	Low	High
Net income (estimate)	$0.0	$1.1	$10.2	$13.7
Adjustments (estimates):
Interest (income) expense	0.0	(0.1)	(0.1)	(0.2)
Income tax expense	1.8	1.7	6.8	6.6
Depreciation and amortization expense	1.6	1.5	6.3	6.1
Total adjustments	3.4	3.1	13.0	12.5
EBITDA	3.4	4.2	23.2	26.2
Stock-based compensation expense (estimate)	3.8	3.4	13.8	12.8
Adjusted EBITDA guidance	$7.2	$7.6	$37.0	$39.0